POWER OF ATTORNEY

    Under the terms of a power of attorney dated June 25, 2020, (the "Power of Attorney") the undersigned, Michael Cohen, was appointed attorney-in-fact for Robert Antokol (the "Appointer"), with full power of substitution and resubstitution to:

1. prepare, execute in the Appointer's name and on the Appointer's behalf, and submit to the United States Securities and Exchange Commission (the "SEC") a Form ID, including amendments thereto, and any other documents necessary or appropriate to obtain and/or regenerate codes and passwords enabling the Appointer to make electronic filings with the SEC of reports required by Section 16(a) of the Securities Exchange Act of 1934, as amended, or any rule or regulation of the SEC;

2. execute for and on behalf of the Appointer, Forms 3, 4, and 5 in accordance with Section 16 of the Securities Exchange Act of 1934, as amended, and the rules thereunder;

3. do and perform any and all acts for and on behalf of the Appointer which may be necessary or desirable to complete and execute any such Form 3, 4, or 5, complete and execute any amendment or amendments thereto, and timely file such form with the SEC and any stock exchange or similar authority; and

4. take any other action of any type whatsoever in connection with the foregoing which, in the opinion of such attorney-in-fact, may be of benefit to, in the best interest of, or legally required by, the Appointer, it being understood that the documents executed by such attorney-in-fact on behalf of the Appointer pursuant to the Power of Attorney shall be in such form and shall contain such terms and conditions as such attorney-in-fact may approve in such attorney-in-facts discretion.

In accordance with the authority granted under the Power of Attorney, including the power of substitution, the undersigned hereby appoints Ashran Jen as a substitute attorney-in-fact, on behalf of the Appointer, with the power to act without any other and with full power of substitution, to exercise and execute all of the powers granted or conferred in the original Power of Attorney. By the signature as attorney-in-fact to this Substitute Power of Attorney, Ashran Jen accepts such appointment.


Date: November 17, 2021


By: /s/ Michael Cohen
   ____________________

Name: Michael Cohen
Title: Attorney-in-Fact



I ACCEPT THIS APPOINTMENT AND SUBSTITUTION:


By: /s/ Ashran Jen
   _________________

Name: Ashran Jen